Exhibit 99.1
Investor Contact: Valda Colbart, 419-784-2759, rfcinv@rurban.net
Rurban Financial Corp. Signs Agreement for RDSI to Acquire
Diverse Computer Marketers
Defiance, Ohio — May 22, 2006 — Rurban Financial Corp. (Nasdaq: RBNF), a leading provider of full-service community banking, investment management, trust services and bank data processing, today announced that its bank data processing subsidiary, Rurbanc Data Services, Inc. (RDSI), has signed an agreement to acquire Diverse Computer Marketers, headquartered in Lansing, Michigan, and a related company, DCM Indiana, located in Indianapolis, Indiana (jointly “DCM”). DCM provides check processing services to forty-eight financial institutions in several Midwest states, primarily Michigan and Indiana, and has annual revenues of approximately $4 million. RDSI provides data processing services to community banks in Arkansas, Illinois, Indiana, Ohio, Michigan and Missouri. Upon completion of the acquisition, DCM will operate as subsidiaries of RDSI.
Kenneth A. Joyce, President and Chief Executive Officer of Rurban said, “The DCM acquisition is an excellent expansion opportunity, consistent with RDSI’s growth strategy into new geographic markets. DCM started its business in Lansing in 1980, and expanded into the Indianapolis area in 1994. Its success has been the result of sound technology and product innovation, such as electronic capture of items at the branch bank level. This acquisition will enable RDSI to expand its base in Michigan, and further its penetration into Indiana. DCM’s owners have agreed to continue their affiliation with the combined company in support of our joint sales efforts. We are pleased to welcome DCM to our growing Rurban family.”
Lance Thompson, President and Chief Executive Officer of DCM, commented, “This is a terrific opportunity for both companies to join forces and capture more market share in this thriving industry. There are many synergies to be achieved as a result of this combination. I believe DCM’s employees and customers both stand to benefit from the broader range of services and greater depth of relationship the combined companies will provide. The business philosophies of RDSI and DCM are very compatible, and we are working closely to ensure a seamless transition.”
The transaction is anticipated to close in the third quarter of 2006, subject to approval by regulators. Pursuant to the terms of the acquisition agreement, RDSI will pay a total of $7.0 million at closing. An additional $250,000 is payable to the DCM owners contingent upon the continuation of profitable growth over the first year of combined operations. Consideration will be all cash for the transaction, without any need to issue additional stock to fund the transaction. The acquisition is expected to be accretive within the first year.
About Rurban Financial Corp.
Rurban Financial Corp. is a publicly-held financial services holding company based in Defiance, Ohio. Rurban’s wholly-owned subsidiaries are The State Bank and Trust Company, The Exchange Bank, Reliance Financial Services, N.A., Rurbanc Data Services, Inc. (RDSI) and

RFCBC, Inc. The two community banks, State Bank and Exchange Bank, offer a full range of financial services through 19 offices in Allen, Defiance, Fulton, Lucas, Paulding and Wood Counties, Ohio and Allen County, Indiana. Reliance Financial Services offers a diversified array of trust and financial services to customers throughout the Midwest. RDSI provides data processing services to community banks in Arkansas, Illinois, Indiana, Ohio, Michigan and Missouri. Rurban’s common stock is quoted on the Nasdaq National Market under the symbol RBNF. The Company currently has 10,000,000 shares of stock authorized and 5,027,433 shares outstanding. The Company’s website is http://www.rurbanfinancial.net .
Forward-Looking Statements
Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.
Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made. All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.